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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported) April 1, 1997


                       PUBLIC SERVICE COMPANY OF COLORADO
                   ----------------------------------------
              (exact name of registrant as specified in charter)


                                    Colorado
                             --------------------
                          (State or other jurisdiction
                                of incorporation)


               1-3280                                  84-0296600
          ----------------                          -----------------
        (Commission File No.)                         (IRS Employer
                                                   Identification No.)


      1225 Seventeenth Street, Denver,  Colorado          80202
      ---------------------------------------------------------------
      (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code(303)  571-7511

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Item 2.  Acquisition or Disposition of Assets.

On April 1,  1997,  Public  Service  Company of  Colorado  (the  "Company")  and
American Electric Power ("AEP") announced that Yorkshire Holdings plc ("Yorkshire Holdings"), a joint venture among the Company and AEP, had declared the cash tender offer to purchase all the outstanding and to be issued shares of Yorkshire Electricity Group plc ("Yorkshire Electricity") wholly unconditional in all respects and, thereby, is committed to purchase all the outstanding shares of Yorkshire Electricity. Reference is made to the Company's Current Report on Form 8-K dated February 24, 1997, regarding the announcement of the offer to acquire Yorkshire Electricity.

As of April 9, 1997, valid acceptances of Yorkshire Holdings' offer to purchase shares of Yorkshire Electricity had been received representing 144,280,070 shares or approximately 90.66% of Yorkshire Electricity's issued share capital. Under the provisions of the United Kingdom's Companies Act 1985, Yorkshire Holdings intends to exercise its rights to acquire, under the terms of the offer, the remaining shares in Yorkshire Electricity in respect of which acceptances of the offer have not yet been received.

Total consideration to be paid by Yorkshire Holdings is estimated to be approximately $2.4 billion (1.5 billion pounds sterling). Yorkshire Holdings, is a wholly-owned subsidiary of Yorkshire Power Group Ltd. ("Yorkshire Power"), which is equally owned by subsidiary companies of the Company and AEP. The acquisition will be financed by Yorkshire Power through a combination of approximately 25% equity and 75% debt, including the assumption of the existing debt of Yorkshire Electricity. The funds for the acquisition will be obtained from the Company's and AEP's investment in Yorkshire Power of approximately $360 million (220 pounds sterling) each, with the remainder to be obtained by Yorkshire Power through the issuance of non-recourse debt. Yorkshire Power will, in turn, fund Yorkshire Holdings for the purpose of the acquisition. The Company initially funded its entire equity investment in Yorkshire Power through US $250 million of publicly issued medium-term notes with varying maturities and drawings of US $110 million on its short-term lines of credit pursuant to its short-term credit agreement with Bank of America as agent.


Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

It is impracticable to provide the required financial statements for Yorkshire Electricity at the time this report is being filed. The required financial statements will be filed as soon as practicable, but not later than 60 days after this report is filed.

(b)  Pro Forma Financial Information.

 It is impracticable to provide the required pro forma financial information relative to Yorkshire Electricity at the time this report is being filed. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after this report is filed.

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                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      PUBLIC SERVICE COMPANY OF COLORADO

                                               /s/ R. C. Kelly
                                          -----------------------------
                                                 R. C. Kelly
                                          Senior Vice President, Finance,
                                          Treasurer and Chief Financial Officer


Dated:   April 15, 1997


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